UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2007
TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)
11432 Lackland Road
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment to Employment Agreement
     On April 12, 2007, the Company amended its employment agreement with L. Keith Graves, Senior Vice President and Chief Financial Officer, to permit Mr. Graves to terminate his agreement as a “Termination Based on Actions Taken by the Company” during the twelve month period following the closing, if any, of the previously disclosed pending merger among the Company, Equifax Inc. and Chipper Corporation. Prior to the amendment, Mr. Graves would have had 60 days following such a closing to terminate his agreement as a Termination Based on Actions Taken by the Company.
     The foregoing description of the amendment to Mr. Graves’ employment agreement, which (along with the agreements of Messrs. Chaffin and Smith, and Ms. Simpson) had been earlier modified to alter the timing of payments with a view towards compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), is qualified in its entirety by the Modification to Employment Agreement and Addendum to Employment Agreement, copies of which are filed as Exhibits 10.51 and 10.52 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2007	TALX CORPORATION

	By:	/s/ L. Keith Graves
L. Keith Graves
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.31	Form of Employment Agreement for Messrs. Chaffin, Graves, & Smith, & Ms. Simpson, incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed May 17, 2005 (File No. 000-21465)†
10.51	Form of Modification of Employment Agreement†
10.52	Addendum to Employment Agreement†
† Represents management contract or compensatory plan or arrangement.